EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Stockholders

Synchrologic, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-28277, 333-46691, 333-77961, 333-28277, 333-90091, 333-31026, 333-36374, 333-48844, 333-55092, 333-98779, 333-101704, 333-111138, and 333-111141) on Form S-8 of Pumatech, Inc. and registration statements (Nos. 333-35366, 333-51176, 333-108646, and 333-110201) on Form S-3 of Pumatech, Inc. of our report dated February 21, 2003, except as to the first and second paragraphs of note 11, which are as of February 28, 2003 and April 1, 2003, respectively, with respect to the consolidated balance sheets of Synchrologic, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statement of operations, stockholders’ deficit and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Form 8-K of Pumatech, Inc. filed on December 31, 2003.

KPMG LLP

/s/ KPMG LLP

Atlanta, Georgia

December 29, 2003